Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            THE BERKSHIRE GAS COMPANY
             (Exact name of registrant as specified in its charter)


             MASSACHUSETTS                               04-1731220
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)


          115 Cheshire Road                                01201
      Pittsfield, Massachusetts                          (Zip Code)
(Address of principal executive office)


                                  413-442-1511
              (Registrant's telephone number, including area code)


     Michael J. Marrone, Vice President, Treasurer & Chief Financial Officer
                            The Berkshire Gas Company
               115 Cheshire Road, Pittsfield, Massachusetts 01201
                                 (413) 442-1511
                      (Name, address and telephone number,
                   including area code, of agent for service)


        Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

      The only  securities  being  registered  on this  Form are  being  offered
pursuant to dividend or interest reinvestment plans.     [X]


                         CALCULATION OF REGISTRATION FEE

 ==============================================================================================================
|  Title of each class   |                  |   Proposed maximum   |   Proposed maximum   |                    |
|  of securities to be   |   Amount to be   |    offering price    |      aggregate       |    Amount of       |
|       registered       |    registered    |      per share*      |   offering price     |  registration fee  |
|------------------------|------------------|----------------------|----------------------|--------------------|
| Common Stock,          |                  |                      |                      |                    |
|  $2.50 par value       | 200,000** shares |       $17.25         |      $3,450,000      |     $1,190         |
 ==============================================================================================================

--------------------
<F1>  *  Used only for the purpose of  calculating  the amount of the  registration fee  pursuant to Rule  457(b),  based upon the average of the reported high and low sales prices of such securities on December 26, 1996.
<F2>  ** This Registration Statement relates to 200,000 shares of the Company's
         Common Stock to be registered pursuant to this Registration Statement and, pursuant to Rule 429(a), 7,948 unsold shares of the Company's
         Common Stock registered under Registration Statement No. 33-64302.



PROSPECTUS

                          The Berkshire Gas Company
                              115 Cheshire Road
                       Pittsfield, Massachusetts 01201
                               (413--442--1511)

          Share Owner Dividend Reinvestment and Stock Purchase Plan
                               200,000 Shares
                        Common Stock, $2.50 Par Value

      The Share Owner Dividend Reinvestment and Stock Purchase Plan (the "Plan") of The Berkshire Gas Company (the "Company") provides holders of record of Common Stock of the Company a simple and convenient method of investing in additional shares of Common Stock of the Company.

      Participants in the Plan may:

      -- have cash dividends on all or a portion of their shares automatically reinvested; or

      -- invest by making optional cash payments at any time in any amount from a minimum $15.00 in any calendar month to a maximum of $5,000 in any calendar quarter; or

      -- invest both their cash dividends and such optional cash payments.

      The price of the shares of Common Stock of the Company purchased by participants in the Plan with reinvested dividends or optional cash payments is 97% of the average of the daily high and low sales price of the Company's Common Stock in the over-the-counter market (currently quoted in the Nasdaq National Market Stock tables) during the five consecutive trading days ending on and including the day of purchase. In the event that such price falls below the book value of the stock, the 3% discount will be suspended until such time as the discounted price exceeds the book value. Any shares purchased under the Plan during such period of price discount suspension will be at the average of the daily high and low sales price of the Company's Common Stock in the over-the-counter market during the five consecutive trading days ending on and including the day of purchase. No shares will be available for purchase under the Plan at less than par value.

      No underwriting discounts or commissions are payable by the Company in connection with the sale of the Common Stock pursuant to the Plan. The Company realizes proceeds from such sales equal to the sales price less customary administrative and legal fees.

      This Prospectus relates to authorized shares of Common Stock of the Company registered under the Plan.

                            ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------

              The date of this Prospectus is January 2, 1997.

      No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representation must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Company to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information with regard to prior years concerning directors and officers, their remuneration, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company is disclosed in the proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices in Chicago (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661) and New York (7 World Trade Center, Suite 1300, New York, New York 10048). Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the Washington, D.C. address given above. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding Registrants that file electronically with the Commission (including the Company). The address of such Web site is http://www.sec.gov.

      Additional updating information with respect to the securities and the Plan may be provided in the future to the Plan participants by means of appendices to this Prospectus.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1996, filed pursuant to the Securities Exchange Act of 1934 which contains, either directly or by incorporation by reference, audited financial statements for the Company's most recent fiscal year.

            (b) The Company's definitive proxy statement, dated October 11, 1996, in connection with the Company's Annual Meeting of Shareholders held on November 13, 1996.

            (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed pursuant to the Securities Exchange Act of 1934.

      All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

      The Company hereby undertakes to provide, without charge, to each person to whom this Prospectus is delivered, on the written request of any such person, a copy of any or all of the documents which have been or may be incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to Cheryl M. Clark, The Berkshire Gas Company, 115 Cheshire Road, Pittsfield, Massachusetts 01201.
Telephone: (413) 442-1511.

                                 THE COMPANY

      The Berkshire Gas Company (the "Company") is a public utility company incorporated in Massachusetts in 1853. It is engaged primarily in the distribution and sale and transportation of natural gas for residential, commercial and industrial use, and also sells and leases gas-burning equipment and markets liquefied petroleum gas through its Berkshire Propane operations. The Company provides natural gas service in nineteen communities, including the cities of Pittsfield and North Adams, the towns of Adams, Amherst, Great Barrington, Greenfield and Williamstown, and twelve similar municipalities. While primarily residential in character, the Company's service territory also includes industrial, agricultural and educational facilities and resort areas. The Company's utility business is subject to the regulatory jurisdiction of the Massachusetts Department of Public Utilities with respect to rates, adequacy of service, issuance of securities, accounting and other matters.

                                THE OFFERING

      The securities being offered hereby consist of 200,000 shares of the Company's Common Stock.

                               USE OF PROCEEDS

      The Company is unable to predict either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. The proceeds from any such sales from time to time are intended for use in financing additions to the Company's property, plant and equipment or repaying temporary indebtedness incurred to finance such additions.

                           DESCRIPTION OF THE PLAN

      The following is a question and answer statement of the provisions of the Plan.

Purpose

1.  What is the purpose of the Plan?

      The purpose of the Plan is to provide holders of record of Common Stock of the Company a simple and convenient method of investing cash dividends and/or optional cash payments in additional shares of Common Stock of the Company. Since such shares will be purchased directly from the Company, the Company will receive funds needed for its corporate purposes (see "Use of Proceeds" herein).

Advantages

2.  What are the advantages of the Plan?

      Participants in the Plan may:

            (i) have cash dividends on all of their Common shares automatically reinvested;

            (ii) have cash dividends on less than all of their Common shares automatically reinvested;

            (iii) invest by making optional cash payments at any time in any amount from a minimum of $15 in any calendar month to a maximum of $5,000 in any calendar quarter, whether or not dividends are being invested.

      The shares of Common Stock purchased on behalf of participants in the Plan generally will be purchased at the discounted price, which price, and the restrictions thereon, are more fully explained in the answer to Question 11 of this Prospectus.

      No brokerage commissions, service charges, or other expenses are paid by participants in connection with purchases under the Plan. Since fractional shares, as well as full shares, may be credited to participants' accounts, full investment of funds is possible. In addition, dividends in respect of such fractional shares, as well as full shares, will be credited to participants' accounts. Participants avoid the necessity for safekeeping of stock certificates for shares credited to their accounts. Regular statements of account simplify record keeping.

Plan Administration

3.  Who administers the Plan for participants?

      The Plan is administered by the Share Owner Dividend Reinvestment and Stock Purchase Plan Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall determine the rights of the participants in accordance with the Plan and interpret the Plan as it deems necessary or desirable in connection with its operation. The Committee may adopt such rules and regulations as it deems appropriate to promote the objective of the Plan. All correspondence with regard to the Plan, except communications otherwise specified herein to be directed to the Agent referred to in Question 4, should be addressed to The Berkshire Gas Company,
Attention: Secretary of the Share Owner Dividend Reinvestment and Stock Purchase Plan Committee, 115 Cheshire Road, Pittsfield, Massachusetts 01201.

4.  Who is the agent for the Plan participants?

      The designated agent under the Plan is State Street Bank and Trust Company (the "Agent"). The Agent will be responsible for investing participants' funds and keeping continuous records of participants' accounts. The Agent will send participants statements of accounts at least quarterly and perform other duties for Plan participants as needed. All Authorization Forms, optional cash payments, notices of withdrawal and other communications with the Agent should be sent to:

                   State Street Bank and Trust Company
                   P.O. Box 8209
                   Boston, Massachusetts 02101-8209

Should State Street Bank and Trust Company cease to act as Agent under the Plan, another agent will be designated by the Company.

Eligibility and Participation

5.  Who is eligible to participate?

      All holders of record of ten or more shares of Common Stock of the Company who are not employed by the Company, and all employees of the Company owning of record one or more shares, are eligible to participate in the Plan. Shares held in "street" name are also eligible for dividend reinvestment through the Depository Trust Company. (Your broker should be contacted for this service.) They are not, however, eligible for optional cash payments for the purchase of stock through the Plan.

6.  How may an eligible person join the Plan?

      A shareholder may join the Plan at any time by signing an Authorization Form and returning it to the Agent. Authorization Forms are automatically sent to new shareholders or may be obtained upon request from the Company at the address set forth in Question 3 or from the Agent at the address set forth in Question 4. A shareholder may also join the Plan by telephoning the Transfer Agent, 1-800-426-5523.

7.  What does the Authorization Form provide?

      The Authorization Form directs: (a) the Company to pay to the Agent the cash dividends on all or a specified portion of the shares of Common Stock in a participant's name and on all shares credited to such participant's Plan account; and (b) the Agent to use these cash dividends, together with any optional cash payments made by the participant, to purchase shares of Common Stock from the Company.

      The Authorization Form provides for the purchase of shares through the following investment options:

            (a) Reinvest dividends on all of the shares held by a participant;

            (b) Reinvest dividends on fewer than all of the shares held by a participant and continue to receive cash dividends on the other shares; or

            (c) Invest by making optional payments at any time in any amount from a minimum of $15.00 in any calendar month to a maximum aggregate of $5,000 in any calendar quarter, whether or not dividends are being reinvested.

      A participant may change the investment option at any time by signing a new Authorization Form and returning it to the Agent, or by telephone as noted above.

      Cash dividends on shares credited to the participant's account under the Plan are automatically reinvested in additional Common Stock.

8.  When may a shareholder join the Plan?

      A shareholder may enroll in the Plan at any time. The Authorization Form or telephone request must be received by the Agent by the last day of the month immediately preceding the month in which the next dividend is paid in order to reinvest that dividend. If received after that date, the shareholder's participation in dividend reinvestment will become effective on the next dividend payment date. Dividends historically have been paid on the fifteenth day of the months of January, April, July and October, but the Company reserves the right to change its dividend payment dates at any time, or to suspend dividend payments at any time.

      For example, in order to invest a quarterly dividend payable on January 15, 1997, a shareholder's Authorization Form must be received by the Agent no later than December 31, 1996. If the Authorization Form is received after December 31, 1996, the dividend payable on January 15, 1997 will be paid in cash and the shareholder's participation in dividend reinvestment will commence on the next dividend payment date.

Cost to Participants

9.  Are there any costs to the participants under the Plan?

      All administration fees for the Plan will be paid by the Company. There are no brokerage fees or transfer taxes when shares of Common Stock are purchased from the Company. However, participants will bear certain expenses upon their withdrawal from the Plan or if the Company terminates the Plan (see Question 19).

Purchases

10.  How many shares of Common Stock will be purchased for participants?

      The number of shares to be purchased for each Plan participant by the Agent will depend upon the amount of dividends to which the participant is entitled, any optional cash payments made, and the purchase price of the Common Stock. Each participant's account will be credited with the number of shares, including fractional shares computed to four decimal places, equal to the total dollar amount to be invested divided by the purchase price per share.

11.  What will be the price of the Common shares purchased under the Plan?

      The price of the Common shares purchased from the Company by the Agent on behalf of Plan participants will be 97% of the average of the daily high and low sales prices of the Company's Common Stock in the over-the-counter market (currently quoted in the Nasdaq National Market Stock tables) for the five consecutive trading days ending on and including the day of purchase (or, in the event that the over-the-counter market is closed on the day of purchase, for the five consecutive trading days immediately preceding the day of purchase). Notwithstanding the foregoing sentence, in the event that such discounted price falls below the book value of the Company's Common Stock, the discount will be suspended until such time as the discounted price exceeds the book value. During any period of suspension of the discount, the price of the Common shares purchased from the Company by the Agent on behalf of Plan participants will be 100% of the average daily high and low sales prices of the Company's Common Stock in the over-the-counter market for the five consecutive trading days ending on and including the day of purchase (or, in the event that the over-the-counter market is closed on the day of purchase, for the five consecutive trading days immediately preceding the day of purchase). The Company will provide written notification to Plan participants in the event of any period of suspension of the discount.

      No shares will be available for purchase under the Plan at less than the par value of such shares.

Optional Cash Payments

12.  How are optional cash payments made?

      Optional cash payments may be made in any amount from a minimum of $15 in any calendar month to a maximum of $5,000 in any calendar quarter. Optional cash payments may be made in varying amounts and there is no obligation to make regular optional cash payments. Checks or money orders for optional cash payments must be made payable to State Street Bank and Trust Company and mailed to the Agent at the address set forth herein under Question 4.

13. When must optional cash payments be received by the Agent to be invested?

      Optional cash payments will be invested on the fifteenth of each month, whether or not such date is a business day. Optional cash payments must be received by the Agent no later than the fifteenth day of any month in order to be invested that month. Optional cash payments received by the Agent after the fifteenth of the month will be held for investment in the following month.

             NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS

      Any optional cash payment which otherwise would be invested will be returned to the participant if a written request is received by the Agent at least 48 hours prior to the date of investment.

Reports to Participants

14.  What record will a participant have of his or her purchases?

      Each participant (of record) in the Plan will receive from the Agent a statement of account at least quarterly showing amounts invested, purchase prices, shares purchased and other information for the preceding quarter and the year-to-date. These statements are a participant's continuing record of the cost of such participant's purchases and should be retained for income tax purposes.

15.  What other reports will be received by participants?

      Plan participants (of record) will receive the same communications sent to every other holder of the Company's Common Stock, including the Company's Annual Report to Shareholders, a Notice of Annual Meeting of Shareholders and Proxy Statement, a proxy, and income tax information forms reporting dividends paid. Holders of street name shares may request these reports from the Company or their broker.

Certificates for Shares

16. Will certificates be issued to participants for shares purchased under the Plan?

      Normally, certificates for Common Stock purchased under the Plan will not be issued to participants. The number of shares held in a participant's account under the Plan will be shown on such participant's quarterly statement of account. However, within five business days of receipt by the Agent of a written request from a participant, certificates for any number of whole shares credited to a participant's account under the Plan will be issued to the participant. Any remaining full shares and any fractional share will continue to be held in the participant's account. Certificates for fractional shares will not be issued under any circumstances. The issuance of certificates will not terminate the participant's continuation of the Plan. Any request for the issuance of certificates to a participant should be mailed to the Agent at the address set forth under Question 4.

      Shares credited to the account of a participant in the Plan may not be acceptable as collateral for loans. A participant who wishes to pledge such shares should request that certificates for such shares be issued and delivered to such participant.

17. In whose name will certificates be registered when issued to a participant?

      The certificates will be issued in the name under which the participant's shares were registered upon enrolling in the Plan.

Withdrawal from the Plan

18.  When may a participant withdraw from the Plan?

      A participant may withdraw from the Plan at any time. If a notice of withdrawal is received by the Agent at least ten days prior to the record date for the next dividend, such dividend and all subsequent dividends will be paid in cash to the withdrawing participant. If such notice of withdrawal is received by the Agent subsequent to the date specified, such dividends will be invested under the Plan for the participant's account. All subsequent dividends will be paid in cash to the withdrawing participant. Investment of any optional cash payments will be cancelled upon receipt by the Agent of such notice of withdrawal at least 48 hours prior to an investment date, and any optional cash payments received prior to such withdrawal date will be returned to the withdrawing participant.

      Any shareholder who has withdrawn from the Plan may re-enroll at any time upon submission of an Authorization Form or telephone request, as provided under Question 6. Until such time, dividends will be paid to such shareholder in cash.

19.  How does a participant withdraw from the Plan?

      In order to withdraw from the Plan, a participant must write to the Agent at the address set forth under Question 4, giving notice that such participant wishes to withdraw from the Berkshire Gas Company's Share Owner Dividend Reinvestment and Stock Purchase Plan. The participant's account number must also be stated. To facilitate the withdrawal, the participant may forward the bottom portion of such participant's most recent quarterly account statement.

      When a participant withdraws from the Plan, or upon termination of the Plan by the Company, the Agent will cause a certificate or certificates for the full shares credited to the participant's account to be issued and delivered to the participant. The participant's interest in any fractional share will be converted to cash at a price equal to the average of the daily high and low sales prices for the Company's Common Stock for the five consecutive trading days ending on and including such date of withdrawal. Upon withdrawal from the Plan, the participant may also request in writing that some or all of the shares, both whole and fractional, held in such participant's Plan account be sold. If the participant so requests, the Agent will sell such shares and deliver to the participant the proceeds, less a handling charge of 5% of the proceeds received from such sale or $5.00 (whichever is less), and any broker's commissions and transfer taxes payable.

      Shares will be sold for the participant only upon the receipt by the Agent of clear written instructions to sell at the prevailing market price and the proper documents to effect the sale. Such documents include a stock power, signed by the registered owner exactly as such owner's name appears on the Agent's records, with signature guaranteed according to the Uniform Commercial Code by a commercial bank which is a member of the Federal Deposit Insurance Corporation or by a member firm of the New York, American, Boston, Midwest or Pacific Stock Exchange (Medallion Guarantee). If the shares are held of record in the name of a corporation, partnership, trust or other fiduciary or if a record owner has died, the Agent may require certified and current evidence of authority before accepting a request to sell shares credited to a participant.

Voting Rights

20.  How are participant's shares voted?

      All shares owned by the participant, whether held by the shareholder directly or by the Agent under the Plan for such shareholder's account, will be aggregated for voting purposes. Each participant in the Plan will receive a proxy indicating the total number of shares of Common Stock held by the participant, including shares registered in such participant's name and shares credited to such participant's account under the Plan.

      Instruction forms for voting purposes will be forwarded to the participant. Alternatively, a participant may vote the shares registered in such participant's name and shares credited to such participant's Plan account in person at meetings of the Company's shareholders.

Income Tax Information

21. What are the Federal income tax consequences of participation in the Plan?

a.  General:

      In general, participants in the Plan have the same Federal income tax obligations with respect to reinvested dividends as with dividends not reinvested under the Plan. Participants are treated for Federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to
(1) the Common Stock credited to the participant's account under the Plan, and (2) the shares of Common Stock owned directly by the participant (the dividends from which may or may not be reinvested under the Plan). This is required even though the reinvested dividends are not actually received but are applied to the purchase of additional shares.

      The tax basis of shares purchased with optional cash payments is the purchase price, before discount, per share of the stock on the Investment Date. (See Question 11.) The holding period for shares purchased with dividends or optional cash payments begins on the day after the applicable date of investment.

      A participant will not realize any taxable income upon receiving certificates for whole shares, either upon request for certificates for those shares or upon withdrawal from or termination of the Plan. However, a participant may realize ordinary income or a capital gain or loss on any cash payment that is made in settlement of a fractional share upon withdrawal from or termination of the Plan. Ordinary income or capital gain or loss may also be realized upon withdrawal from the Plan, when any or all whole shares are sold by the participant. The amount of income, capital gain or loss will be the difference between the amount received and the tax basis for both the fractional and whole shares which are sold.

b.  Tax Information Forms:

      Following each tax year, the Company sends each participant a United States Information Return (Form 1099 Div. B) reporting the taxable dividends and the aggregate discount received by the participant for that tax year. This form contains the information necessary for each participant to complete the dividend income information on such participant's Federal income tax return. Generally, the amount in the box labeled "Total Dividends For The Calendar Year" should be included on a participant's Federal income tax return as taxable income.

      Tax consequences will vary depending on the special circumstances of each participant (and for shares purchased between 1982 and 1985, where taxes on reinvested dividends may have been deferred under then effective law). For additional information and any questions regarding tax consequences of participation in the Plan, participants should consult their own tax advisors.

22. What provision is made for foreign shareholders whose dividends are subject to United States' income tax withholdings?

      In case of those foreign shareholders whose dividends are subject to United States' income tax withholding, the Agent will apply the net amount of the dividend of such participants, after the deduction of taxes, to the purchase of Common Stock. If such foreign participants desire to invest the full amount of their dividends, they may tender cash payments to the Agent equal to the amount of tax withheld. The minimum optional cash payment requirement of $15.00 will be waived to accommodate all payments, regardless of size, made by foreign shareholders for this express purpose. Such payments will be invested for the foreign shareholders for this express purpose. Such payments will be invested for the foreign participants on the regular investment date for all participants if received by the Agent prior to that date. In addition, foreign shareholders may, of course, make optional cash payments.

Miscellaneous

23. What are the responsibilities of the Agent and the Company under the Plan?

      Neither the Company nor the Agent will be liable for any act done in good faith or for any good faith omission to act in administering the Plan including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

      Participants should recognize that neither the Company nor the Agent can assure them of a profit or protect them against a loss on the shares purchased by participants under the Plan, nor guarantee the existence, frequency or amount of any future dividends on the shares declared or paid by the Company.

24.  May the Plan be changed or discontinued?

      Although the Company hopes that shareholder response will justify continuing the Plan indefinitely, the Company reserves the right to modify, suspend or terminate the plan at any time, specifically including, but not limited to the operation of 3% price discount referred to above. Notice of any such action will be mailed to all participants at their address of record. Upon termination of the Plan by the Company, certificates for whole shares credited to a participant's account under the Plan will be issued and a cash payment will be made for any fractional share. The Company reserves the right to interpret and regulate the Plan as may be necessary, appropriate or desirable in connection with the operation of the Plan.

25. What happens if a participant sells or transfers all the shares registered to the participant?

      If a participant sells or transfers all of the shares registered in the participant's name, participation in the Plan will terminate automatically. Certificates for whole shares credited to the former participant's account under the Plan will be issued to the participant and a cash payment will be made to the former participant for any fractional share, in each case, to the date of such transfer or sale.

                          DIVIDENDS ON COMMON STOCK

      The following table sets forth the cash dividends declared and paid on the Company's Common Stock for the periods shown:

                                                  Dividend
                  Quarter Ended                   Per Share
                  -------------                   ---------

                  March 31, 1994                  $.27
                  June 30, 1994                   $.275
                  September 30, 1994              $.275
                  December 31, 1994               $.275
                  March 31, 1995                  $.275
                  June 30, 1995                   $.275
                  September 30, 1995              $.275
                  December 31, 1995               $.275
                  March 31, 1996                  $.275
                  June 30, 1996                   $.28
                  September 30, 1996              $.28

      It is the intention of the Company to declare and pay dividends quarterly on its Common Stock, but the Company can make no representations concerning the amount or frequency of future dividends. The declaration of dividends must be determined by the Board of Directors from time to time in the light of earnings, cash position and other relevant factors then existing. Reference is made to "Description of Common Stock" herein for information with respect to limitations on the payment of dividends.

                           COMMON STOCK PRICE RANGE

      The Company's Common Stock is traded on the National Market System ("NMS") and quoted through the NASDAQ System. The table below sets forth the high and low average of the bid and asked prices for shares of the Company's Common Stock, as reported by the National Quotation Bureau, Incorporated, for the periods indicated.

            Quarter Ended               High       Low
            -------------               ----       ---

            March 31, 1994              18.25      16.50
            June 30, 1994               17.25      15.50
            September 30, 1994          17.75      16.00
            December 31, 1994           16.75      14.25
            March 31, 1995              16.00      14.75
            June 30, 1995               15.75      14.00
            September 30, 1995          15.50      14.00
            December 31, 1995           17.00      15.00
            March 31, 1996              16.75      15.00
            June 30, 1996               16.00      14.75
            September 30, 1996          16.75      14.88

      These quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not necessarily represent actual transactions. The daily high and low sales prices on Decmeber 26, 1996 were $17.25 and $17.25, respectively.

                        DESCRIPTION OF COMMON STOCK

      As of November 30, 1996, the capital stock of the Company consisted of 4,600,000 shares of Common Stock, $2.50 par value, of which 2,175,610 were issued and outstanding, and 3,632 shares of Class A 4.8% Cumulative Preferred Stock, $100 par value per share, were issued and outstanding.

      The information set forth below is summarized from the Articles of Organization, as amended, of the Company and the Indenture referred to below, each as amended or supplemented from time to time, which either have been heretofore filed with the Securities and Exchange Commission and are incorporated herein by reference, or are filed herewith as exhibits. The statements and descriptions hereinafter contained do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Dividend Rights

      The holders of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors subject to the preferential rights of the holders of Preferred Stock to receive full cumulative quarterly dividends at the rates set forth in the title of each class and series thereof before any dividends are paid to the holders of Common Stock.

Limitation on Payment of Dividends on Common Stock

      The Company's charter provisions relating to its Preferred Stock and the provisions of the Company's Indenture, as supplemented and amended, securing the Company's outstanding First Mortgage Bonds impose certain restrictions on the payment of cash dividends on, or repurchases of, Common Stock. Under the most restrictive of these provisions $2,622,880 of retained earnings was unrestricted at September 30, 1996.

Voting Rights

      Except as provided by law or otherwise provided below, the holders of Common Stock have the sole voting rights and are entitled to one vote for each share held of record. In addition, holders of fractional shares are permitted a vote equal to their fractional interest. The Company's Board of Directors is classified into three classes. There are no cumulative voting rights, which means that a majority of the Common Stock voting at any election can elect the directors for the class whose term is then expiring.

      The Company's Articles of Organization and By-laws contain provisions specifying the vote necessary to take certain actions. The approval of a business combination not approved by a two-thirds vote of the Board of Directors requires a 75% vote of the Common shareholders. The approval of an amendment removing or altering that provision or provisions concerning the classification of directors, filling vacancies on the Board of Directors and notice requirements for shareholder meetings also require a 75% vote of the Common shareholders.

Charter Provisions That May Affect Attempts To Change Control Of The Company

      The Company's Articles of Organization and By-Laws contain provisions that may have the effect of delaying or deterring a change in control of the Company by requiring a vote of 75% of the Company's outstanding Common shares for approval of certain business combinations of the Company and another entity, which the Company's Board of Directors has not approved by a two-thirds majority. Other provisions concerning classification of the Board, filling vacancies on the Board and notice requirements also may have such an effect, but those provisions operate regardless of whether extraordinary corporate transactions are proposed.

Miscellaneous

      The Common Stock has no conversion rights and is not subject to redemption. The outstanding shares of Common Stock are, and the shares to be issued under the Plan will be, when issued and paid for, fully paid and non-assessable.

      The Company distributes to its shareholders annual reports containing audited financial statements, and, in addition, twelve-month condensed financial statements in each quarter.

      The transfer agent of the Company's Common Stock is State Street Bank and Trust Company, Boston, Massachusetts.

                               LEGAL OPINIONS

      Legal matters in connection with this offering will be passed upon for the Company by Rich, May, Bilodeau & Flaherty, P.C., Old South Building, 294 Washington Street, Boston, Massachusetts 02108, general counsel for the Company. Franklin M. Hundley, a managing director of the firm of Rich, May, Bilodeau & Flaherty, P.C., is the Chairman of the Board of Directors of the Company.

                                   EXPERTS

      The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      With respect to the unaudited interim financial information which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                               INDEMNIFICATION

      The Company's By-Laws permit the Company's directors and officers (and persons who occupy such positions in other companies at the request of the Company) to be indemnified for liabilities arising in connection with any action, suit or proceeding prosecuted to a final determination on the merits (except for any costs or expenses as to which such person shall be finally adjudged to be liable), and any action, suit or proceeding which is settled with the approval of the court having jurisdiction thereof, but only in such amount (which shall not include any sum ordered to be paid by such indemnified person to the Company) as such court shall determine to be fair and reasonable under the circumstances. Indemnification payments properly authorized may include reimbursement for the amount of the claim or judgment and expenses of defense, including legal fees. Massachusetts law allows such indemnification, but limits provision of indemnification where a person is adjudicated not to have acted in good faith in the reasonable belief that such action was in the best interest of the corporation. Indemnification is also available to officers and directors in connection with certain actions taken by them in reliance upon governmental regulations, rules, orders and determinations. Certain liabilities arising under the Securities Act of 1933 may be covered by this indemnification provision, although the By-Laws provide that indemnification of liabilities arising under such Act shall be available only to the extent that such rights of indemnification may be determined to be valid by a court of competent jurisdiction. Massachusetts law also allows a corporation to purchase and maintain insurance on behalf of such persons against any liabilities incurred in the capacity of director or officer and the Company has such insurance.

      Pursuant to a vote by Common shareholders at their 1987 Annual Meeting, the Company's Articles of Organization were amended to provide that, to the fullest extent that the General Laws of the Commonwealth of Massachusetts as they exist on the date of such vote, or as they may thereafter be amended, permit the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Company with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

==================================     ===================================


        TABLE OF CONTENTS                   The Berkshire Gas Company


                             Page

Available Information          2                  SHAREOWNER
Incorporation of Certain                     DIVIDEND REINVESTMENT
 Documents by Reference        2                      and
The Company                    3              STOCK PURCHASE PLAN
The Offering                   3
Use of Proceeds                3
Description of the Plan        3                 Common Stock
Dividends on Common Stock     10               ($2.50 Par Value)
Common Stock Price Range      11
Description of Common Stock   11                January 2, 1997
Legal Opinions                12
Experts                       12
Indemnification               13                   PROSPECTUS



==================================     ===================================



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The estimated expenses in connection with the proposed issuance and distribution of the Common Stock are set forth below:


          Registration Fee..................................   $ 1,190
          Printing..........................................   $ 5,000
          Accounting Fees...................................   $ 1,000
          Legal Fees........................................   $10,000
          Blue Sky Filing Fees and Expenses.................   $ 1,000
          Miscellaneous Expenses............................   $ 1,000
                                                               -------
                Total (estimated)...........................   $19,190
                                                               ========

Item 15.  Indemnification of Directors and Officers

      The general effect of the Company's By-laws with respect to issuance for and indemnification of directors and officers is set forth in Part I of this Registration Statement under "INDEMNIFICATION" and is incorporated herein by reference thereto.

Item 16.  List of Exhibits

      See Exhibit Index at page II-5.

Item 17.  Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include in any prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless such information is provided in subsequent reports and documents filed pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934;

            (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) That for the purpose of determining any liability under the Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deeded to be the initial bona fide offering thereof;

      (4) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are files;

      (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (6) To furnish the Division of Corporation Finance a letter informing said Division when all of the securities registered have been sold.

      The issuer hereby undertakes to transmit or cause to be transmitted to all participants in the Plan (except those who, having the same address as a shareholder of the registrant, have consented in writing that only one copy of such material need be sent to such address), who do not otherwise receive such material as shareholders of the issuer, at the time and in the manner such material is sent to its shareholders generally, copies of all reports, proxy statements and other communications distributed to its shareholders generally. The issuer also undertakes to transmit to the Commission for its information copies of all such material which is not otherwise furnished to or filed with the Commission pursuant to any other requirement of the Commission.

      Copies of such material transmitted to the Commission pursuant to this undertaking shall not be deemed to be "filed" as a part of the registration statement.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsfield, Massachusetts, on the 2nd day of January, 1997.


                                     THE BERKSHIRE GAS COMPANY

                                     By: /s/ MICHAEL J. MARRONE
                                     -------------------------------------------
                                         (Michael J. Marrone, Vice President,
                                         Treasurer, and Chief Financial Officer)



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott S. Robinson and Michael J. Marrone, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about said matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities indicated on the 2nd day of January, 1997.

      (i)   Principal Executive Officer:

            /s/ SCOTT S. ROBINSON              President
            --------------------------------
            (Scott S. Robinson)

      (ii)  Principal Financial Officer and
            Principal Accounting Officer:

            /s/ MICHAEL J. MARRONE             Vice President, Treasurer
            --------------------------------   and Chief Financial Officer
            (Michael J. Marrone)

      (iii) Directors:

            /s/ GEORGE R. BALDWIN
            --------------------------------
            (George R. Baldwin)

            /s/ JOHN W. BOND
            --------------------------------
            (John W. Bond)

            /s/ PAUL L. GIOIA
            --------------------------------
            (Paul L. Gioia)

            /s/ FRANKLIN M. HUNDLEY
            --------------------------------
            (Franklin M. Hundley)

            /s/ JAMES R. KEYS
            --------------------------------
            (James R. Keys))

            /s/ SCOTT S. ROBINSON
            --------------------------------
            (Scott S. Robinson)

            /s/ ROBERT B. TRASK
            --------------------------------
            (Robert B. Trask)



                                  EXHIBIT INDEX

      Certain of the following exhibits are filed herewith or will be filed herewith by amendment. Certain other of the following exhibits have heretofore been filed with the Commission and pursuant to Rule 411 are incorporated herein by reference.


                                                                                    Sequential
Exhibits*         Description of Exhibit                                            Page Number
---------         ----------------------                                            -----------

Exhibit 1.        Underwriting Agreement.

                  Not applicable.

Exhibit 2. Plan of acquisition, reorganization arrangement, liquidation or succession.

                  Not applicable.

Exhibit 4. Instruments defining rights of security holders, including indentures.

   4(a)           First Mortgage  Indenture and Deed of Trust,  dated as of July
                  1,  1954,   between  Pittsfield  Coal  Gas  Company  (now  the
                  Berkshire  Gas Company) and Chemical Bank & Trust Company (now
                  Chemical  Bank),   Trustee  (Exhibit  4(c)  to  the  Company's
                  Registration Statement on Form S-1, File No. 2-19808).

   4(b)           First  Supplemental  Indenture,  dated  as of  June  1,  1956, between the  Company  and  Chemical  Corn  Exchange  Bank (now
                  Chemical  Bank),   Trustee  (Exhibit  4(d)  to  the  Company's
                  Registration Statement on Form S-1, File No. 2-19808).

   4(c)           Second  Supplemental  Indenture,  dated as of October 1, 1957, between the  Company  and  Chemical  Corn  Exchange  Bank (now
                  Chemical  Bank),   Trustee  (Exhibit  4(e)  to  the  Company's
                  Registration Statement on Form S-1, File No. 2-19808).

   4(d)           Third  Supplemental  Indenture,  dated as of  October 1, 1958, between the  Company  and  Chemical  Corn  Exchange  Bank (now
                  Chemical  Bank),   Trustee  (Exhibit  4(f)  to  the  Company's
                  Registration Statement on Form S-1, File No. 2-19808).

   4(e) Fourth Supplemental Indenture, dated as of August 1, 1960, between the Company and Chemical Bank New York Trust Company
                  (now Chemical Bank),  Trustee.  (Exhibit 4(e) to the Company's
                  Registration Statement on Form S-2, File No. 33-1492).

   4(f) Fifth Supplemental Indenture, dated as of June 1, 1962, between the Company and Chemical Bank New York Trust Company
                  (now  Chemical  Bank),  Trustee.  Filed as Exhibit 4(f) to the
                  Company's  Registration  Statement  on Form  S-2,  File No. 33
                  1492, and incorporated herein by reference.

   4(g)           Sixth  Supplemental  Indenture,  dated as of February 1, 1965, between the Company and Chemical  Bank New York Trust  Company
                  (now  Chemical  Bank),  Trustee.  Filed as Exhibit 4(g) to the
                  Company's   Registration  Statement  on  Form  S-2,  File  No.
                  33-1492, and incorporated herein by reference.

   4(h)           Seventh Supplemental  Indenture,  dated as of October 1, 1965, between the Company and Chemical  Bank New York Trust  Company
                  (now  Chemical  Bank),  Trustee.  Filed as Exhibit 4(h) to the
                  Company's   Registration  Statement  on  Form  S-2,  File  No.
                  33-1492, and incorporated herein by reference.

   4(i)           Eighth Supplemental Indenture,  dated as of September 1, 1967, between the Company and Chemical  Bank New York Trust  Company
                  (now  Chemical  Bank),  Trustee.  Filed as Exhibit 4(i) to the
                  Company's   Registration  Statement  on  Form  S-2,  File  No.
                  33-1492, and incorporated herein by reference.

   4(j) Ninth Supplemental Indenture, dated as of April 1, 1969, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(j) to the Company's  Registration  Statement on Form
                  S-2, File No. 33-1492, and incorporated herein by reference.

   4(k) Tenth Supplemental Indenture, dated as of March 1, 1972, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(k) to the Company's  Registration  Statement on Form
                  S-2, File No. 33-1492, and incorporated herein by reference.

   4(l) Eleventh Supplemental Indenture, dated as of April 15, 1975, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(l) the Company's Registration Statement on Form S-2,
                  File No. 33-1492, and incorporated herein by reference.

   4(m) Twelfth Supplemental Indenture, dated as of November 27, 1978, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(m) to the Company's  Registration  Statement on Form
                  S-2, File No. 33-1492, and incorporated herein by reference.

   4(n)           Thirteenth  Supplemental  Indenture,  dated as of October  15,
                  1981, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(n) to the Company's  Registration  Statement on Form
                  S-2, File No. 33-1492, and incorporated herein by reference.

   4(o)           Fourteenth  Supplemental  Indenture,  dated as of  August  19,
                  1983, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(o) to the Company's  Registration  Statement on Form
                  S-2, File No. 33-1492, and incorporated herein by reference.

   4(p) Fifteenth Supplemental Indenture, dated as of August 19, 1985, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(p) to the Company's  Registration  Statement on Form
                  S-2, Registration No. 33-1492, and incorporated herein by reference.

   4(q) Sixteenth Supplemental Indenture, dated as of January 1, 1988, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(q) to the Company's  Registration  Statement on Form
                  S-3, Registration No. 33-27785, and incorporated herein by reference.

   4(r)           Seventeenth  Supplemental  Indenture,  dated as of February 1,
                  1989, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(r) to the Company's  Registration  Statement on Form
                  S-3, Registration Statement No. 33-27785, and incorporated herein by reference.

   4(s)           Eighteenth  Supplemental  Indenture,  dated as of September 1,
                  1991, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(x) to the Company's  Registration  Statement on Form
                  S-3, Registration Statement No. 33-64302, and incorporated herein by reference.

   4(t)           Nineteenth  Supplemental  Indenture,  dated as of September 1,
                  1992, between the Company and Chemical Bank, Trustee. Filed as
                  Exhibit 4(z) to the Company's  Registration  Statement on Form
                  S-3, Registration Statement No. 33-64302, and incorporated herein by reference.

   4(u)           Debenture Indenture, dated as of November 1, 1986, between the
                  Company and Centerre Trust Company of St. Louis (now Boatmen's
                  Trust  Company),  as  Trustee.  Filed as  Exhibit  4(q) to the
                  Company's  Registration  Statement  on Form S-2,  Registration
                  Statement No. 33-9509, and incorporated herein by reference.

   4(v)           Senior Note Agreement,  dated as of July 1, 1990,  between the
                  Company and Allstate Life Insurance Company.  Filed as Exhibit
                  4(w) to the  Company's  Registration  Statement  on Form  S-3,
                  Registration Statement No. 33-64302, and incorporated herein by reference.

   4(w)           Charter of the Company. Filed as Exhibit 3(a) to the Company's
                  Form 8, amending the Company's Form 10-Q for the fiscal quarter ended September 30, 1984, File No. 0-1857- 3, and incorporated herein by reference.

   4(x)           Amendment to the  Company's  Charter,  dated October 30, 1985.
                  Filed as Exhibit 3(b) to the Company's  Registration Statement
                  on  Form  S-2,   Registration   Statement  No.  33-1492,   and
                  incorporated herein by reference.

   4(y) Amendment to the Company's Charter, dated July 14, 1986. Filed as Exhibit 3(a) to the Company's Form 10-K for the fiscal year ended June 30, 1986, File No. 0-1857-3, and incorporated herein by reference.

   4(z)           Amendment to the  Company's  Charter,  dated October 28, 1986.
                  Filed as Exhibit 4(v) to the Company's Registration Statement on Form S-3, Registration Statement No. 33- 27785, and incorporated herein by reference.

   4(aa)          Amendment to the Company's Charter, dated June 15, 1992. Filed as Exhibit  4(y) to the  Company's  Registration  Statement on
                  Form  S-3,   Registration   Statement   No.  33-  64302,   and
                  incorporated herein by reference.

   4(bb)          Amendment  to the  Company's  Charter,  dated  July 29,  1994.
                  (Exhibit 4(bb) on the Company  Registration  Statement on Form
                  S-2, Registration Statement No. 33-83828).

Exhibit 5.        Opinion regarding legality.

 **5              Opinion of Rich, May, Bilodeau & Flaherty, P.C.

Exhibit 15.       Letter re unaudited interim financial information.

 **15 Deloitte & Touche LLP, independent certified public accountants, Awareness Letter.

Exhibit 24.       Consents of Experts and counsel.

 **24(a) Consent of Deloitte & Touche LLP, independent certified public accountants.

 **24(b) Consent of Rich, May, Bilodeau & Flaherty, P.C. (included in opinion filed as Exhibit 5 to this Registration Statement).

Exhibit 25.       Power of Attorney.

 **25(a)          Power  of  Attorney   (set   forth  on  page  II-3   of   this
                  Registration Statement).

Exhibit 99.       Additional Exhibits

  *99(a)          A copy of the Order of the Massachusetts  Department of Public
                  Utilities dated August 20, 1996, relating to the issue and the sale of 200,000 shares of common stock pursuant to the Plan.

--------------------
<F1>  *    Exhibit numbers designated in Regulation S-K
<F2>  **   Filed herewith